Exhibit 10.7

                                  NOVELIS INC.

                    NOVELIS FOUNDERS PERFORMANCE AWARDS PLAN
                      (Amended and Restated March 14, 2006)

1.   PURPOSES AND INTRODUCTORY STATEMENTS.

The purposes of the Novelis Founders Performance Awards (the "Plan") are (i) to
promote alignment of key executives with critical new share price targets for
Novelis, (ii) to provide a one-time additional compensation opportunity for the key executives who will have the most significant impact on future Novelis share price, and (iii) to align the financial interests of the key executives with the shareholders with the intention of ensuring that management wins when shareholder returns are achieved.

The Plan provides for the award of Performance Share Units ("PSUs") if certain
Novelis share price improvement targets are achieved within the prescribed time periods. A PSU is equivalent in value to one share of Novelis stock although the
PSU itself is not stock. There will be three equal (in number of PSUs) tranches of PSUs and each tranche will have a specific share price improvement target.
PSUs for any tranche will be awarded when the share price improvement target for that tranche is achieved. Any PSUs that are awarded are paid in cash at the time prescribed by the Plan. The value of the PSUs to be paid will be determined at the time of the payment and will be subject to the changes in the price of
Novelis shares (up or down) until payment is made.

2.   PARTICIPATION.

The key executives as selected by Novelis Management and approved by the Human
Resources Committee (the "Committee") will participate in the Plan.

3.   NOVELIS SHARE PRICE IMPROVEMENT TARGETS.

For the first tranche of PSUs, the Novelis share price improvement target is
$23.57 which is 8% higher than the initial March 24, 2005 price of $21.82; (i.e.
the closing NYSE price on March 24, 2005). The target applies for the period
March 24, 2005 through March 23, 2008.

For the second tranche of PSUs, the Novelis share price improvement target is
$25.31 which is 16% higher than the initial March 24, 2005 price of $21.82. The
$25.31 target applies for the period March 24, 2006 through March 23, 2008.

For the third tranche of PSUs, the Novelis share price improvement target is
$27.28 which is 25% higher than the initial March 24, 2005 price of $21.82. The
$27.28 target applies for the period March 24, 2007 through March 23, 2008.

4.   AWARD OF PERFORMANCE SHARES UNITS (PSUs).

The first tranche of PSUs will be awarded if, during the period March 24, 2005 through March 23, 2008, the share price reaches (or exceeds) the target price of
$23.57 and is maintained (or exceeded) for a period of fifteen (15) consecutive trading days (based on NYSE daily closing prices) during the period.

The second tranche of PSUs will be awarded if, during the period March 24, 2006 through March 23, 2008, the share price reaches (or exceeds) the target price of
$25.31 (based on NYSE daily closing prices) and is maintained or exceeded for 15 consecutive trading days during an open trading period for Directors and
Executive Officers (i.e. any period, other than a blackout period, in which directors and executives are free to purchase or sell shares in the company).

The third tranche of PSUs will be awarded if, during the period March 24, 2007 through March 23, 2008, the share price reaches (or exceeds) the target price of
$27.28 (based on NYSE daily closing prices) and is maintained or exceeded for 15 consecutive trading days during an open trading period for Directors and
Executive Officers (i.e. any period, other than a blackout period, in which directors and executives are free to purchase or sell shares in the company).

5.   PAYMENT OF AWARDED PERFORMANCE SHARE UNITS (PSUs).

The first tranche of PSUs, if awarded, will be paid on the later of six months from the date of the award or March 24, 2006. The price of the PSUs will be the average of the daily closing prices on the NYSE for the last five (5) trading days prior to the payment date. This price can be higher or lower than the
$23.57 share price improvement target based on actual market prices at the time of the payment. The payment will be made in cash and will be subject to required withholding taxes.

The second tranche of PSUs, if awarded, will be paid on the later of six months from the date of the award or March 24, 2007. The price of the PSUs will be the average of the daily closing prices on the last five (5) trading days prior to the payment date. This price can be higher or lower than the $25.31 share price improvement target based on actual market prices at the time of the payment. The payment will be made in cash and will be subject to required withholding taxes.

The third tranche of PSUs, if awarded, will be paid on the later of six months from the date of the award or March 24, 2008. The price of the PSUs will be the average of the daily closing prices on the last five (5) trading days prior to the payment date. This price can be higher or lower than the $27.28 share price improvement target based on actual market prices at the time of the payment. The payment will be made in cash and will be subject to required withholding taxes.

6.   CHANGE OF CONTROL.

Upon the occurrence of a Change of Control Event (as defined in the Separation
Agreement relating to Novelis's separation from Alcan inc.), all PSUs awarded prior to the Change of Control Event will be paid. Any PSUs that have not been awarded will be forfeited.

7.   TERMINATION OF EMPLOYMENT.

Upon the occurrence of a termination as the result of retirement, death or disability, all PSUs awarded prior to the termination will be paid at the same time as for active Participants. For all other terminations, all PSUs, whether awarded or not, will be forfeited.

8.   NON-ASSIGNABLE.

No PSU or any interest therein shall be assignable by the Participant otherwise than by will or the laws of descent and distribution. During the life of the
Participant, a PSU shall be paid only to the Participant or the Participant's legal representative.

9.   ADMINISTRATION, AMENDMENT AND TERMINATION.

The Plan shall be administered by the Committee. The Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.

The Novelis Board of Directors (the "Board") may at any time and from time to time amend, suspend or terminate the Plan in whole or in part. No such amendment, suspension or termination may, without the consent of the Participant to whom PSUs have been awarded, adversely affect the rights of such Participant with regard to those awarded PSUs.

10.  APPROVAL.

The Plan was adopted by the Board on March 24, 2005. The Plan was amended and restated by the Board on March 14, 2006.

 March 14, 2006